EXHIBIT 99

FORM 4 JOINT FILER INFORMATION

Name:            Metropolitan Venture Partners (Advisors), LP

Address:       c/o Metropolitan Venture Partners
590 Madison Avenue, 34th Floor
New York, New York 10022

Designated Filer:                         Metropolitan Venture Partners II LP

Issuer & Ticker Symbol:                     Direct Insite Corp (DIRI.OB)

Statement for Month/Date/Year:                   12/02/2010

Signature:	METROPOLITAN VENTURE PARTNERS (ADVISORS), LP
By: By:	Metropolitan Venture Partners Corp., its general partner /s/ Michael Levin Name: Michael Levin Title: Vice President of Finance

Name:            Metropolitan Venture Partners Corp.

Address:        c/o Metropolitan Venture Partners
590 Madison Avenue, 34th Floor
New York, New York 10022

Designated Filer:                        Metropolitan Venture Partners II LP

Issuer & Ticker Symbol:                    Direct Insite Corp (DIRI.OB)

Statement for Month/Date/Year:              12/02/2010

     Signature:                                       METROPOLITAN VENTURE PARTNERS CORP.

By:	/s/ Michael Levin Name: Michael Levin Title: Vice President of Finance